CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Intermediate Bond Fund (formerly, Stein Roe Advisor Intermediate Bond Fund) and Stein Roe Advisor High-Yield Municipals Fund (two of the series comprising Liberty-Stein Roe Advisor Trust, formerly, Stein Roe Advisor Trust) in the Stein Roe Advisor Bond Funds Prospectus and "Independent Auditors" and "Financial Statements" in the Liberty-Stein Roe Advisor Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 333-17255) of our reports dated August 18, 2000 on the financial statements and financial highlights of Liberty Intermediate Bond Fund and Stein Roe Advisor High-Yield Municipals Fund (two of the series comprising Liberty-Stein Roe Advisor Trust) and SR&F Intermediate Bond Portfolio and SR&F High-Yield Municipals Portfolio (two of the series comprising SR&F Base Trust) included in the Stein Roe Advisor Funds Annual Reports dated June 30, 2000.



                                                  ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000